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                                                                     EXHIBIT 5.1

                            PILLSBURY MADISON & SUTRO LLP
                                    P.O. BOX 7880
                               SAN FRANCISCO, CA 94120
                                 Tel: (650) 233-4687
                                 Fax: (650) 233-4545

                                    July 22, 1998



Biosite Diagnostics Incorporated
11030 Roselle Street
San Diego, CA 92121


Re:  Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Biosite Diagnostics Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 250,000 shares of the Company's Common Stock issuable pursuant to the Company's Employee Stock Purchase Plan of the Company (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                       Very truly yours,

                                       /s/ PILLSBURY MADISON & SUTRO LLP